  Exhibit 21.1

List of Subsidiaries of Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Acute 3D	France
Bentley Canada Inc.	Ontario
Bentley Engineering Software Systems (Shanghai) Co. Ltd.	China
Bentley Engineering Software Systems (Shanghai) Co. Ltd.-Dalian Branch	China
Bentley Engineering Software Systems (Shanghai) Co., Limited - Xi'an Branch	China
Bentley Engineering Software Systems (Shanghai) Co., Ltd.-Beijing Branch	China
Bentley Software International, Ltd.	Ireland
Bentley Software Solutions Philippines Inc.	Philippines
Bentley Software, Inc.	Delaware
Bentley Systems (Beijing) Co., Ltd	China
Bentley Systems (Beijing) Co., Ltd-Guangzhou Branch	China
Bentley Systems (Malaysia) Sdn. Bhd.	Malaysia
Bentley Systems (New Zealand) Limited	New Zealand
Bentley Systems (UK) Ltd	United Kingdom
Bentley Systems AG	Switzerland
Bentley Systems Austria Gmbh	Austria
Bentley Systems Aviation, LLC	Pennsylvania
Bentley Systems Brasil Ltda.	Brazil
Bentley Systems Co. Ltd.	Japan
Bentley Systems Coop Holdings, LLC	Delaware
Bentley Systems CR s.r.o.	Czech Republic
Bentley Systems de Mexico SA de CV	Mexico
Bentley Systems Europe B.V	The Netherlands
Bentley Systems Europe B.V. Filialas	Lithuania
Bentley Systems Europe B.V. Jordan	Jordan
Bentley Systems Europe B.V.-Dubai Branch	Dubai
Bentley Systems Finland Oy	Finland
Bentley Systems France S.a.r.l.	France
Bentley Systems Germany GmbH	Germany
Bentley Systems Hong Kong Ltd.	Hong Kong
Bentley Systems Iberica S.A.	Spain
Bentley Systems India Private Limited	India
Bentley Systems International Development Limited	Ireland
Bentley Systems International Holdings, Inc.	Delaware
Bentley Systems International Limited	Ireland
Bentley Systems International Limited - Portuguese Branch	Portugal
Bentley Systems International Limited - Slovakia Branch	Slovakia
Bentley Systems International Limited-Chilean Branch	Chile
Bentley Systems International Limited-Qatar Branch	Qatar
Bentley Systems International Limited-Saudi Branch	Saudi Arabia
Bentley Systems Italia S.r.l.	Italy
Bentley Systems Korea Inc.	Korea
Bentley Systems Netherlands B.V.	The Netherlands
Bentley Systems Pakistan (Pvt.) Ltd.	Pakistan
Bentley Systems Polska Sp z o.o.	Poland

2

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Bentley Systems Pty. Ltd.	Australia
Bentley Systems Romania S.R.L.	Romania
Bentley Systems Russia (OOO)	Russian Federation
Bentley Systems Scandinavia A/S	Denmark
Bentley Systems Scandinavia NUF	Norway
Bentley Systems Singapore Pte. Ltd.	Singapore
Bentley Systems Software Solutions LLC Turkey (Bentley Systems Yazılım	Turkey
Çözümleri Limited Şirketi)
Bentley Systems Solutions B.V.B.A	Belgium
Bentley Systems South Africa (Pty) Ltd.	South Africa
Bentley Systems Sweden AB	Sweden
Bentley Systems, Incorporated, Taiwan	Taiwan
BSI Holding GmbH	Austria
BSI Holdings B.V.	Netherlands
BSI Holdings Pty. Ltd.	Australia
BSI International Holdings Coöperatief U.A.	Netherlands
Business Collaborator Limited	England
C3 Global Ltd.	United Kingdom
Citilabs Asia PTE LTD.	Singapore
Citilabs Inc.	Delaware
Citilabs Technologies Limited	Ireland
Cohesive Solutions, LLC,	Georgia
Digital Water Works Incorporated	Delaware
E-ON Software SARL	France
Engineering Construction Strategies Limited	United Kingdom
Keynetix Ltd	United Kingdom
Orbit Geospatial Technologies NV	Belgium
Orbit GT Asia PTE. LTD,	Singapore
Plaxinvest BV	Netherlands
Plaxis bv	Netherlands
Plaxis Services bv	Netherlands
Professional Construction Strategies Group Limited	United Kingdom
Professional Construction Strategies Limited	United Kingdom
Synchro Global Holdings Ltd	United Kingdom
Synchro Software Limited	United Kingdom
USAssets bv	Netherlands